   As filed with the Securities and Exchange Commission on November 24, 1998
                                              Registration No. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           ONYX ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                              33-0577635
      (State or other jurisdiction         (IRS Employer Identification No.)
    of incorporation or organization)

          8001 IRVINE CENTER DRIVE, SUITE 500, IRVINE, CALIFORNIA 92718
               (Address of principal executive offices) (Zip code)

                                 --------------

                           ONYX ACCEPTANCE CORPORATION
                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
                1998 NON-OFFICER STOCK OPTION/STOCK ISSUANCE PLAN
      SPECIAL OPTION GRANTS TO MESSRS. ANDERSON, BALDWIN, GIRALDIN, KELLY,
               LAWRENCE, LORTIE, MACINNIS, STOUT, AND MS. HOKANSON
                   PURSUANT TO WRITTEN COMPENSATION AGREEMENTS
                            (Full title of the Plans)

                                 --------------

                                  JOHN W. HALL
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                           ONYX ACCEPTANCE CORPORATION
         8001 IRVINE CENTER DRIVE, SUITE 500, IRVINE, CALIFORNIA 92718
                    (Name and address of agent for service)
                                 (949) 450-5500
          (Telephone number, including area code, of agent for service)

                                 --------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                             Proposed            Proposed
   Title of                                                  Maximum             Maximum
  Securities                            Amount              Offering             Aggregate          Amount of
     to be                              to be                 Price              Offering          Registration
  Registered                        Registered(1)          per Share(2)          Price(2)              Fee
  ----------                        --------------         ------------         -----------        ------------
Onyx Acceptance Corporation
1996 Stock Option/Stock
  Issuance Plan
Common Stock,
$0.01 par value                     200,000 shares            $6.13             $1,226,000            $340.83

Onyx Acceptance Corporation
1998 Non-Officer Stock Option/
  Stock Issuance Plan
Common Stock,
$0.01 par value                     170,000 shares            $6.13             $1,042,100            $289.70

Special Option Grants
Pursuant to Written
Compensation Agreements
Common Stock,
$0.01 par value

Mr. Anderson                        1,000 shares               $7.25              $ 7,250            $ 2.02
Mr. Baldwin                         5,000 shares               $7.25              $36,250            $10.08
Mr. Giraldin                        5,000 shares               $7.25              $36,250            $10.08
Mr. Kelly                           10,000 shares              $7.25              $72,500            $20.16
Mr. Lawrence                        5,000 shares               $7.25              $36,250            $10.08
Mr. Lortie                          5,000 shares               $7.25              $36,250            $10.08
Mr. Macinnis                        5,000 shares               $7.25              $36,250            $10.08
Mr. Stout                           5,000 shares               $7.25              $36,250            $10.08
Ms. Hokanson                        1,000 shares               $7.25              $ 7,250            $ 2.02

                                                                     Aggregate Registration Fee: $715.21

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance Plan, the Onyx Acceptance Corporation 1998 Non-Officer Stock Option/Stock Issuance Plan and the options granted to Messrs. Anderson, Baldwin, Giraldin, Kelly, Lawrence, Lortie, Macinnis, Stout and Ms. Hokanson pursuant to Written Compensation Agreements (the "Individual Options") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on November 18, 1998 as reported by the Nasdaq National Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

               Onyx Acceptance Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, filed with the Commission on May 15, 1998, August 14, 1998 and November 16, 1998, respectively; and

        (c) The Registrant's Registration Statement No. 000-28050 on Form 8-A, filed with the Commission on May 5, 1996 and as subsequently amended on July 9, 1997, pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

               Not applicable.

Item 5. Interests of Named Experts and Counsel

               Not applicable.

Item 6. Indemnification of Directors and Officers

               Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt by the Registrant of an undertaking by the director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

               The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for (i) breach of his or her duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) actions leading to improper misconduct or knowing violations of law, (iv) actions leading to improper personal benefit to the director, and (v) payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

               The Registrant has entered into agreements to indemnify its directors in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify each of the Registrant's directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by such person as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which such person provides services at the request of the Registrant.

               The foregoing summary of the indemnification provisions contained in the Registrant's Bylaws, Certificate of Incorporation and indemnification agreements and of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws, Certificate of Incorporation, indemnification agreements and statutes.

Item 7. Exemption from Registration Claimed

               Not applicable.

Item 8. Exhibits

    Exhibit
    Number      Exhibit
    -------     -------
       4        Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-28050 on Form
                8-A, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).

       5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.

      23.1      Consent of PricewaterhouseCoopers LLP, Independent Auditors.

      23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

     99.1       Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance
                Plan (As Amended and Restated April 23, 1998).

     99.2       Form of Stock Option Agreement.

     99.3*      Form of Notice of Grant.

     99.4       Form of Addendum to Stock Option Agreement (Limited Stock
                Appreciation Rights).

     99.5       Form of Addendum to Stock Option Agreement (Involuntary
                Termination).

     99.6       Form of Addendum to Stock Option Agreement (Special Tax
                Election).

     99.7       Form of Notice of Automatic Grant (Initial).

     99.8       Form of Notice of Automatic Grant (Annual).

     99.9       Form of Automatic Stock Option Agreement.

     99.10*     Form of Stock Issuance Agreement.

     99.11*     Form of Addendum to Stock Issuance Agreement (Involuntary
                Termination).

     99.12*     Form of Addendum to Stock Issuance Agreement (Special Tax
                Election).

     99.13      Onyx Acceptance Corporation 1998 Non-Officer Stock Option/Stock
                Issuance Plan.

     99.14      Form of Stock Option Agreement.

     99.15      Form of Notice of Grant.

     99.16      Form of Addendum to Stock Option Agreement (Involuntary
                Termination).

     99.17      Form of Addendum to Stock Option Agreement (Special Tax
                Election).

     99.18      Form of Written Compensation Agreement.

     99.19      Form of Notice of Grant of Stock Option (Outside of Plan).

     99.20      Form of Stock Option Agreement (Outside of Plan).

               *Exhibits 99.3, 99.10, 99.11 and 99.12 are incorporated herein by reference to Exhibits 99.3, 99.10, 99.11 and 99.12, respectively, to Registrant's Registration Statement No. 333-11453 on Form S-8, filed with the Commission on September 5, 1996.

Item 9. Undertakings

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan or 1998 Non-Officer Stock Option/Stock Issuance Plan or the expiration of the Individual Options.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 24th day of November 1998.

                                       ONYX ACCEPTANCE CORPORATION

                                       By: /s/ John W. Hall
                                           -------------------------------------
                                           John W. Hall
                                           President, Chief Executive Officer
                                             and Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

               That the undersigned officers and directors of ONYX ACCEPTANCE CORPORATION, a California corporation, do hereby constitute and appoint John W. Hall and Don P. Duffy and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                               Title                                  Date
----------                               -----                                  ----
/s/ John W. Hall                         President, Chief Executive             November 24, 1998
-----------------------------------      Officer and Director
John W. Hall                             (Principal Executive Officer)

Signatures                               Title                                  Date
----------                               -----                                  ----
/s/ Don P. Duffy                         Executive Vice President               November 24, 1998
-----------------------------------      and Chief Financial Officer
Don P. Duffy                             (Principal Financial and
                                         Accounting Officer)

/s/ Thomas C. Stickel                    Chairman of the Board of Directors     November 24, 1998
-----------------------------------
Thomas C. Stickel

                                         Secretary and Director                            , 1998
-----------------------------------
Bruce R. Hallett

/s/ Robert A. Hoff                       Director                               November 24, 1998
-----------------------------------
Robert A. Hoff

                                         Director                                          , 1998
-----------------------------------
G. Bradford Jones

/s/ C. Thomas Meyers                     Director                               November 24, 1998
-----------------------------------
C. Thomas Meyers

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                           ONYX ACCEPTANCE CORPORATION

                                  EXHIBIT INDEX

    Exhibit
    Number      Exhibit
    -------     -------
       4        Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-28050 on Form
                8-A, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).

       5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.

      23.1      Consent of PricewaterhouseCoopers LLP, Independent Auditors.

      23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

     99.1       Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance
                Plan (As Amended and Restated April 23, 1998).

     99.2       Form of Stock Option Agreement.

     99.3*      Form of Notice of Grant.

     99.4       Form of Addendum to Stock Option Agreement (Limited Stock
                Appreciation Rights).

     99.5       Form of Addendum to Stock Option Agreement (Involuntary
                Termination).

     99.6       Form of Addendum to Stock Option Agreement (Special Tax
                Election).

     99.7       Form of Notice of Automatic Grant (Initial).

     99.8       Form of Notice of Automatic Grant (Annual).

     99.9       Form of Automatic Stock Option Agreement.

     99.10*     Form of Stock Issuance Agreement.

     99.11*     Form of Addendum to Stock Issuance Agreement (Involuntary
                Termination).

     99.12*     Form of Addendum to Stock Issuance Agreement (Special Tax
                Election).

     99.13      Onyx Acceptance Corporation 1998 Non-Officer Stock Option/Stock
                Issuance Plan.

     99.14      Form of Stock Option Agreement.

     99.15      Form of Notice of Grant.

     99.16      Form of Addendum to Stock Option Agreement (Involuntary
                Termination).

     99.17      Form of Addendum to Stock Option Agreement (Special Tax
                Election).

     99.18      Form of Written Compensation Agreement.

     99.19      Form of Notice of Grant of Stock Option (Outside of Plan).

     99.20      Form of Stock Option Agreement (Outside of Plan).

          *Exhibits 99.3, 99.10, 99.11 and 99.12 are incorporated herein by reference to Exhibits 99.3, 99.10, 99.11 and 99.12, respectively, to Registrant's Registration Statement No. 333-11453 on Form S-8, filed with the Commission on September 5, 1996.